Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D, including all amendments thereto, with respect to the common stock, par value $0.01 per share, of AMERI Holdings, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement shall be included as an exhibit to the first such joint filing and may, as required, be included as an exhibit to subsequent amendments thereto.

Each of the undersigned agrees and acknowledges that each party hereto is (i) individually eligible to use such Schedule 13D and (ii) responsible for the timely filing of such Schedule 13D and any and all amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness and accuracy of the information concerning any other party unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Joint Filing Agreement may be executed by one or more parties hereto, and an executed copy of this Joint Filing Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date hereof.

[Signatures on Following Page]

12

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of November 7, 2018.

THE SIKARIA FAMILY 2008 REVOCABLE TRUST DATED 02/28/2008

/s/ Lokesh Sikaria
Name:	Lokesh Sikaria
Title:	Trustee

Date:	November 7, 2018

/s/ Chanda Sikaria
Name:	Chanda Sikaria
Title:	Trustee

Date:	November 7, 2018

THE LOKESH SIKARIA TRUST DATEED 12/14/2012

/s/ Chanda Sikaria
Name:	Chanda Sikaria
Title:	Trustee

Date:	November 7, 2018

/s/ Hemant Sikaria
Name:	Hemant Sikaria
Title:	Trustee

Date:	November 7, 2018

/s/ Vaibhav Nadgauda
Name:	Vaibhav Nadgauda
Title:	Trustee

Date:	November 7, 2018

LOKESH SIKARIA

/s/ Lokesh Sikaria
Name:	Lokesh Sikaria
Date:	November 7, 2018

CHANDA SIKARIA

/s/ Chanda Sikaria
Name:	Chanda Sikaria
Date:	November 7, 2018

13